EXHIBIT 10(a)











                               OPERATING AGREEMENT

                                       OF

                                NOBILITY 21, LLC


                      A TENNESSEE LIMITED LIABILITY COMPANY







                          EFFECTIVE AS OF JULY 17, 1997

                                TABLE OF CONTENTS


                                    ARTICLE I

   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1


                                   ARTICLE II

                              FORMATION OF COMPANY

   Section 2.1    Formation  . . . . . . . . . . . . . . . . . . . . . . .  3
   Section 2.2    Name . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Section 2.3    Principal Place of Business, Registered Office and
   Registered Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Section 2.4    Term . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Section 2.5    Management . . . . . . . . . . . . . . . . . . . . . . .  4


                                   ARTICLE III

                          INITIAL MEMBERS AND INTERESTS

   Section 3.1    Membership Interests . . . . . . . . . . . . . . . . . .  4
   Section 3.2    Registration . . . . . . . . . . . . . . . . . . . . . .  4
   Section 3.3    Prestige . . . . . . . . . . . . . . . . . . . . . . . .  5


                                   ARTICLE IV

                               BUSINESS OF COMPANY

   Section 4.1    Permitted Businesses . . . . . . . . . . . . . . . . . .  5
   Section 4.2    First Right to Buy Contracts . . . . . . . . . . . . . .  5
   Section 4.3    Purchase of Contracts  . . . . . . . . . . . . . . . . .  5
   Section 4.4    Loan Program . . . . . . . . . . . . . . . . . . . . . .  5
   Section 4.5    Sales and Services Agreement . . . . . . . . . . . . . .  6
   Section 4.6    Dealer Agreement . . . . . . . . . . . . . . . . . . . .  6
   Section 4.7    Collection Fee Income to Dealers . . . . . . . . . . . .  6
   Section 4.8    Loans to 21st Century  . . . . . . . . . . . . . . . . .  7
   Section 4.9    Investment of Company Capital  . . . . . . . . . . . . .  7
   Section 4.10   Transaction Flow Chart . . . . . . . . . . . . . . . . .  7

                                    ARTICLE V

                          RIGHTS AND DUTIES OF MANAGERS

   Section 5.1    Management . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 5.2    Tenure . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Section 5.3    Number and Election of Managers  . . . . . . . . . . . .  8
   Section 5.4    Certain Powers of Chief Manager and Secretary  . . . . .  8
   Section 5.5    Restrictions on Authority of the Managers  . . . . . . .  8
   Section 5.6    Restriction on Managers' Authority . . . . . . . . . . .  9
   Section 5.7    Liability for Certain Acts . . . . . . . . . . . . . . .  9
   Section 5.8    Managers Have No Exclusive Duty to Company . . . . . . .  9
   Section 5.9    Indemnity of the Managers, Employees and Other Agents  . 10
   Section 5.10   Resignation  . . . . . . . . . . . . . . . . . . . . . . 10
   Section 5.11   Removal  . . . . . . . . . . . . . . . . . . . . . . . . 10
   Section 5.12   Vacancies  . . . . . . . . . . . . . . . . . . . . . . . 10


                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS

   Section 6.1    Limitation on Liability  . . . . . . . . . . . . . . . . 10
   Section 6.2    No Liability for Company Obligations . . . . . . . . . . 10
   Section 6.3    List of Members  . . . . . . . . . . . . . . . . . . . . 10
   Section 6.4    Limitation of Actions  . . . . . . . . . . . . . . . . . 10
   Section 6.5    Company Books  . . . . . . . . . . . . . . . . . . . . . 11
   Section 6.6    Priority and Return of Capital . . . . . . . . . . . . . 11
   Section 6.7    Liability of a Member to the Company . . . . . . . . . . 11
   Section 6.8    Members Have No Exclusive Duty to Company  . . . . . . . 11
   Section 6.9    Restrictions on Authority of Members . . . . . . . . . . 12


                                   ARTICLE VII

                               MEETINGS OF MEMBERS

   Section 7.1    Annual Meetings  . . . . . . . . . . . . . . . . . . . . 12
   Section 7.2    Special Meetings . . . . . . . . . . . . . . . . . . . . 12
   Section 7.3    Place of Meetings  . . . . . . . . . . . . . . . . . . . 12
   Section 7.4    Notice of Meetings . . . . . . . . . . . . . . . . . . . 12
   Section 7.5    Meeting of All Members . . . . . . . . . . . . . . . . . 12
   Section 7.6    Record Date  . . . . . . . . . . . . . . . . . . . . . . 13
   Section 7.7    Voting Lists . . . . . . . . . . . . . . . . . . . . . . 13
   Section 7.8    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 7.9    Voting and Approval Rights . . . . . . . . . . . . . . . 13
   Section 7.10   Manner of Acting . . . . . . . . . . . . . . . . . . . . 13
   Section 7.11   Proxies  . . . . . . . . . . . . . . . . . . . . . . . . 13
   Section 7.12   Action by Members Without a Meeting  . . . . . . . . . . 13
   Section 7.13   Meeting by Telephone . . . . . . . . . . . . . . . . . . 14
   Section 7.14   Waiver of Notice . . . . . . . . . . . . . . . . . . . . 14


                                  ARTICLE VIII

                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

   Section 8.1    Members' Capital Contributions . . . . . . . . . . . . . 14
   Section 8.2    Additional Capital Contributions and Loans by Members  . 14
   Section 8.3    Payment of Capital Call  . . . . . . . . . . . . . . . . 15
   Section 8.4    Failure to Meet Capital Call . . . . . . . . . . . . . . 15
   Section 8.5    Termination of Capital Call Obligations  . . . . . . . . 17
   Section 8.6    Capital Accounts . . . . . . . . . . . . . . . . . . . . 17
   Section 8.7    Withdrawal or Reduction of Members' Capital
                  Contributions  . . . . . . . . . . . . . . . . . . . . . 18


                                   ARTICLE IX

                             DISTRIBUTION TO MEMBERS

   Section 9.1    Allocations of Profits and Losses from Operations  . . . 19
   Section 9.2    Distributions  . . . . . . . . . . . . . . . . . . . . . 19
   Section 9.3    Limitation Upon Distributions  . . . . . . . . . . . . . 19
   Section 9.4    Accounting Principles  . . . . . . . . . . . . . . . . . 19
   Section 9.5    Interest on and Return of Capital Contributions  . . . . 19
   Section 9.6    Loans to Company . . . . . . . . . . . . . . . . . . . . 19


                                    ARTICLE X

                                BOOKS AND RECORDS

   Section 10.1   Accounting Period  . . . . . . . . . . . . . . . . . . . 20
   Section 10.2   Records, Audits and Reports  . . . . . . . . . . . . . . 20
   Section 10.3   Tax Returns  . . . . . . . . . . . . . . . . . . . . . . 20
   Section 10.4   Tax Matters Member . . . . . . . . . . . . . . . . . . . 20


                                   ARTICLE XI

                                 TRANSFERABILITY

   Section 11.1   General  . . . . . . . . . . . . . . . . . . . . . . . . 21
   Section 11.2   Term of Restriction  . . . . . . . . . . . . . . . . . . 21
   Section 11.3   Option to Purchase and Sale Upon the Dissolution or
                  Bankruptcy of Member . . . . . . . . . . . . . . . . . . 21
   Section 11.4   Future Interests . . . . . . . . . . . . . . . . . . . . 22
   Section 11.5   Purchase of Membership Interest by Members . . . . . . . 22
   Section 11.6   Sale to Third Party  . . . . . . . . . . . . . . . . . . 22
   Section 11.7   Co-Sale Rights . . . . . . . . . . . . . . . . . . . . . 22


                                   ARTICLE XII

   ADDITIONAL MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . 23


                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

   Section 13.1   Dissolution  . . . . . . . . . . . . . . . . . . . . . . 23
   Section 13.2   Effect of Dissolution  . . . . . . . . . . . . . . . . . 24
   Section 13.3   Winding Up . . . . . . . . . . . . . . . . . . . . . . . 24
   Section 13.4   Articles of Termination  . . . . . . . . . . . . . . . . 24


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

   Section 14.1   Application of Tennessee Law . . . . . . . . . . . . . . 25
   Section 14.2   No Action for Partition  . . . . . . . . . . . . . . . . 25
   Section 14.3   Further Assurances . . . . . . . . . . . . . . . . . . . 25
   Section 14.4   Waivers  . . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 14.5   Rights and Remedies Cumulative . . . . . . . . . . . . . 25
   Section 14.6   Heirs, Successors and Assigns  . . . . . . . . . . . . . 25
   Section 14.7   Creditors  . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 14.8   Counterparts . . . . . . . . . . . . . . . . . . . . . . 25
   Section 14.9   Federal Income Tax Elections . . . . . . . . . . . . . . 26
   Section 14.10  Notices  . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 14.11  Amendments . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 14.12  Invalidity . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 14.13  Determination of Matters Not Provided for in This
                  Operating Agreement. . . . . . . . . . . . . . . . . . . 26
   Section 14.14  Time . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Section 14.15  Adoption of Act  . . . . . . . . . . . . . . . . . . . . 26


   MEMBERS' SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . 27

   EXHIBIT A - Register of Membership Interests  . . . . . . . . . . . . . 28
   EXHIBIT B - Sales and Services Agreement  . . . . . . . . . . . . . . . 29
   EXHIBIT C - Master Dealer Agreement . . . . . . . . . . . . . . . . . . 37
   EXHIBIT D - Transaction Flow Chart  . . . . . . . . . . . . . . . . . . 41

                               OPERATING AGREEMENT
                                       OF
                                NOBILITY 21, LLC


   This Operating Agreement is entered into as of July 17, 1997, by and among 21st CENTURY MORTGAGE CORPORATION and NOBILITY HOMES, INC.

                    _________________________________________

        Nobility Homes is a manufacturer and retail dealer of manufactured homes. 21st Century is a regulated mortgage corporation which originates, finances, sells and services manufactured housing contracts. The Members desire to organize the Company whose purpose will be to assist the origination, financing, selling and servicing of Homes.

                    _________________________________________


                                    ARTICLE I

                                   DEFINITIONS

   The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

        (a) "Act" shall mean the Tennessee Limited Liability Company Act, contained in Tenn. Code Ann. Section 48-201-101 et seq., as amended from time to time.

        (b) "Articles of Organization" shall mean the Articles of Organization of the Company as filed with the Secretary of State of Tennessee as the same may be amended from time to time.

        (c)  "Capital Call" shall have the meaning ascribed to such term in
             Section 8.2 of this Operating Agreement.

        (d) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

        (e) "Chief Manager" shall mean the position identified at Tenn. Code Ann. Section 48-241-101, as amended from time to time, and the person, or any other persons that succeed him in that capacity, selected by the Members for that position.

        (f) "Code" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

        (g)  "Company" shall refer to Nobility 21, LLC.

        (h) "Contracts" shall mean retail installment contracts or other lien instruments covering the Homes.

        (i) "Credit Approval Notice" shall mean the notice issued by 21st Century to Nobility Homes after receipt of an application for the purchase of a Contract which contains the terms under which 21st Century will purchase a Contract.

        (j) "Credit Approval Rate" means the rate of interest identified in the Credit Approval Notice as the minimum rate at which 21st Century will accept and purchase the Contract.

        (k) "Financial Rights" shall have the meaning ascribed to such term in the Act.

        (l) "Governance Rights" shall have the meaning ascribed to such term in the Act.

        (m) "Homes" shall mean new and used manufactured homes manufactured or sold by Nobility Homes, whether now existing or hereafter sold.

        (n) "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

        (o) "Majority in Interest" shall have the meaning ascribed to such term in the Act.

        (p) "Majority Vote" shall mean one or more Membership Interests of Members which taken together hold Governance Rights of the members in excess of fifty percent (50%) of the aggregate of all Governance Rights held by the Members.

        (q) "Manager" shall mean any manager of the Company elected by the Members according to the terms of this Operating Agreement, including but not limited to the Chief Manager.

        (r) "Member" shall have the meaning ascribed in the Act and shall mean any Member of the Company.

        (s) "Membership Interest" shall have the meaning ascribed in the Act.

        (t) "Nobility Homes" means Nobility Homes, Inc., a Florida corporation, and its successors and assigns.

        (u) "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.

        (v) "Person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns, of such Person where the context so permits.

        (w) "Prestige" shall mean Prestige Home Centers, Inc., a Florida corporation wholly owned by Nobility Homes, and its successors and assigns.

        (x)  "Selling Member" shall have the meaning ascribed to such term in
             Section 11.4 of this Operating Agreement.

        (y) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles of Organization and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

        (z) "21st Century" means 21st Century Mortgage Corporation, a Delaware corporation, and its successors and assigns.

        (aa) "Withdrawal Event" shall have the meaning ascribed to such term in Section 13.1(a)(iii) of this Operating Agreement.

                                   ARTICLE II

                              FORMATION OF COMPANY

   Section 2.1 Formation. On the date hereof, the organizer of the Company caused the Company to be organized as a limited liability company by delivering the executed Articles of Organization to the Secretary of State of Tennessee in accordance with the provisions of the Act. This Operating Agreement shall become effective upon its signing by the Members and the acceptance of the Articles of Organization by the Tennessee

   Secretary of State. The organizer of the Company resigns effective immediately upon the signing of this Operating Agreement by the Members.

   Section 2.2    Name.  The name of the Company is Nobility 21, LLC.

   Section 2.3 Principal Place of Business, Registered Office and Registered Agent. The principal place of business, registered office and registered agent of the Company are set forth in the Articles of Organization. The Company may locate its places of business and registered office at any other place or places as the Chief Manager may from time to time deem advisable.

   Section 2.4 Term. The term of the Company shall commence on the date the Articles of Organization are filed with the Secretary of State and shall continue thereafter until December 31, 2050, or unless earlier dissolved in accordance with the provisions of this Operating Agreement or the Act.

   Section 2.5    Management.  The Company shall be member-managed.

                                   ARTICLE III

                          INITIAL MEMBERS AND INTERESTS

   Section 3.1 Membership Interests. At the time of the execution of this Operating Agreement, the Members, their Initial Capital Contributions and their Membership Interests are as follows:

                                                            Initial
                            Governance     Financial        Capital
           Name               Rights        Rights        Contribution

        21st Century            50%           50%           $250,000

        Nobility Homes          50%           50%           $250,000

        The Members, their addresses and their Membership Interests, as amended from time to time, are listed on Exhibit A.

   Section 3.2 Registration. The Members have been advised that the Membership Interest of the Company will not be registered under any federal or state securities laws. Each Member represents and warrants as follows:

        (a) That it is entering into this Agreement and is acquiring the Membership Interest for its own account, solely for investment purposes, and not with a view to resell the Membership Interest;

        (b) That it has such knowledge and experience in business and financial matters which enable it to be capable of evaluating the risk and merits of this investment;

        (c)  That it is able to bear the economic risks of this investment;

        (d) That any security that may be issued will not be resold or otherwise transferred to or assigned without appropriate compliance with the registration provisions of the Securities Act of 1933 and applicable state Blue Sky Laws or exemptions therefrom and that the certificate to be issued to the subscriber will contain an appropriate restriction to this effect; and

        (e) That it has been provided with or permitted access to all information which it deems material to formulating an investment decision and that such information has been sufficient to make an informed investment decision.

   Section 3.3 Prestige. Nobility Homes hereby represents that Prestige Home Centers, Inc. is a Florida corporation whose stock is wholly owned by Nobility Homes. To the extent Nobility Homes incurs any obligations under the terms of this Agreement, it will also cause Prestige to incur those obligations to the extent such obligations are applicable to Prestige.

                                   ARTICLE IV

                               BUSINESS OF COMPANY

   Section 4.1    Permitted Businesses. The business of the Company shall be:

        (a) To accomplish any lawful business whatsoever or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

        (b) To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act.

        (c) To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

   Section 4.2 First Right to Buy Contracts. Subject to the existence of a loan program, Nobility Homes hereby grants to 21st Century the first right to purchase Contracts subject to the terms and conditions of the Sales and Services Agreement attached hereto as Exhibit B. Nobility Homes shall also cause Prestige to grant to 21st Century the first right to purchase Contracts.

   Section 4.3 Purchase of Contracts. In consideration of Nobility Homes granting to 21st Century the first right to purchase Contracts, 21st Century agrees to purchase the Contracts from Nobility Homes (and, to the extent applicable, Prestige) according to the terms of the loan program offered by 21st Century and ratified by the Members holding a Majority Vote using underwriting criteria established by 21st Century. 21st Century shall have no obligation to purchase a Contract until it has evidenced such acceptance by written notice to Nobility Homes (and, to the extent applicable, Prestige). All such purchases of Contracts shall be based upon approval using 21st Century's underwriting criteria.

   Section 4.4 Loan Program. 21st Century agrees to offer to Nobility Homes (and, to the extent applicable, Prestige) a loan program plan (i.e., downpayment terms, fixed or variable rates, annual percentage rates, maximum loan amount, computation, allowable insurance, form of documentation, origination fee and other similar items) comparable to the prevailing plans offered by two of the largest for-profit national manufactured housing lenders, which lenders will be determined by the Members holding a Majority Vote. The Members initially designate Green Tree Financial and Bank America Home Finance Division of the Bank of America (collectively, the "Benchmark Lenders") as the comparable lenders for the purposes of this Agreement. 21st Century may designate new Benchmark Lenders from time to time upon providing notice to Nobility Homes. The Members holding a Majority Vote will ratify or reject the loan programs proposed by 21st Century.

        21st Century will establish a benchmark rate (the "Benchmark Rate") for each loan program offered by 21st Century. The Benchmark Rate shall be approximately equivalent to the prevailing average annual percentage rate of the Benchmark Lenders for similar types of loans being purchased in the marketplace. The loan programs offered by 21st Century shall compete in the financing marketplace with the Benchmark Lenders, particularly with regard to products and services offered. The Credit Approval Rate shall equal the Benchmark Rate for those Contracts to be purchased by 21st Century subject to its first right to buy Contracts described in Section
   4.2 of this Operating Agreement.

        21st Century may also agree to purchase Contracts, and Nobility Homes (and, to the extent applicable, Prestige) may agree to sell Contracts, using a Credit Approval Rate in excess of the Benchmark Rate with the terms of such purchase and sale of Contracts to be acceptable to 21st Century and Nobility Homes (and, to the extent applicable, Prestige).

        Nobility Homes will deliver to 21st Century all loan applications for any Home in a form acceptable to 21st Century. 21st Century shall have two
   (2) business days from the date of receipt of the application within which to respond to Nobility Homes (and, to the extent applicable, Prestige) as to whether it is willing to purchase the Contract applicable to each such loan application by issuing a Credit Approval Notice to Nobility Homes (and, to the extent applicable, Prestige). In the event 21st Century does not issue a Credit Approval Notice with a Credit Approval Rate equal to the Benchmark Rate within such two (2) day period or otherwise rejects the loan application, Nobility Homes (and, to the extent applicable, Prestige) may thereafter offer the Contract for sale to any other purchaser or lender.

   Section 4.5 Sales and Services Agreement. The Company will enter into a sales and services agreement with 21st Century in the form attached hereto as Exhibit B, and the Members hereby authorize the Chief Manager or Secretary to sign such agreement on behalf of the Company. The Sales and Services Agreement shall not be amended by the Company without the consent of the Members holding a Majority Interest.

   Section 4.6 Dealer Agreement. Nobility Homes (and, to the extent applicable, Prestige) will enter into dealer agreements (the "Dealer Agreement") each in the form attached hereto as Exhibit C prior to the purchase of Contracts by 21st Century.

   Section 4.7 Collection Fee Income to Dealers. In consideration of (i) Nobility Homes' (and, to the extent applicable, Prestige's) delivery to 21st Century of all loan applications of Nobility Homes' customers for which 21st Century has an appropriate loan program and for whom Nobility Homes (and, to the extent applicable, Prestige) are assisting in arranging financing and (ii) services provided by Nobility Homes (and, to the extent applicable, Prestige) to 21st Century in connection with the Contract, such services to include but not be limited to assisting the financing, closing, marketing and servicing of the Contracts, 21st Century agrees to pay Collection Fee Income to Nobility Homes (and, to the extent applicable, Prestige). "Collection Fee Income" shall be an amount equal to, at the option of Nobility Homes, (i) (a) the customer annual percentage rate stated on a Contract purchased by 21st Century according to the terms of this Agreement less (b) the Credit Approval Rate or, at the option of Nobility Homes, (ii) a premium equal to one-fourth of one percent (.25%) of the principal amount financed under the terms of the Contract for each one-eighth of one percent (1/8%) increase in the customer annual percentage rate (stated in a Contract) in excess of the Credit Approval Rate. Such Collection Fee Income shall be paid to Nobility Homes (and, to the extent applicable, Prestige) at the option of Nobility Homes either (i) from the collection of monthly payments from the customer which shall be paid within ten (10) days of month end, (ii) at the time the Contract is purchased from Nobility Homes (and, to the extent applicable, Prestige) or (iii) a combination of (i) and (ii) above.

   Section 4.8 Loans to 21st Century. The Members hereby authorize and direct the Company to loan all or part of its capital to 21st Century. The proceeds of such loan shall be used by 21st Century first for the purchase of Contracts or, in the event Contracts acceptable for purchase under the terms of this Agreement are not available, as otherwise agreed upon by Members holding a Majority Vote. Such loans shall be evidenced by promissory notes whose obligations are secured by liens or security interests in the Contracts granted by 21st Century to the Company and all other related loan documents required by the Company. 21st Century will pay a rate of interest on such loans equal to the same rate paid by 21st Century to any of its lenders for short term borrowings.

   Section 4.9 Investment of Company Capital. The capital of the Company which is not loaned to 21st Century pursuant to the terms of this Agreement or distributed to the Members will be invested in the investments selected by the Chief Manager.

   Section 4.10 Transaction Flow Chart. A Flow Chart which summarizes the structure by which 21st Century, Nobility Homes and the Company will accomplish the transactions described in Article IV is attached hereto as Exhibit D.

                                    ARTICLE V

                          RIGHTS AND DUTIES OF MANAGERS

   Section 5.1 Management. The business and affairs of the Company shall be managed by its Chief Manager. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by applicable law, the Chief Manager shall have full and complete authority, power and discretion to (a) manage and control the business, affairs, and properties of the Company, (b) make all decisions regarding those matters and (c) perform any and all other acts or activities customary or incident to the management of the Company's business.

        The Members shall elect a Secretary of the Company to serve in such capacity until his successor is elected and to perform the services of the Secretary as described in the Act. The Members hereby select Tim Williams as Chief Manager and Richard B. Ray as Secretary/Treasurer and each Manager shall serve in such capacity until such time as his or her successor shall have been appointed by the Members according to the terms of this Operating Agreement.

   Section 5.2 Tenure. The Chief Manager and Secretary/Treasurer shall serve in such capacity until their successors shall have been elected by Members possessing a Majority Vote.

   Section 5.3 Number and Election of Managers. The Members may fix the number of Managers of the Company in addition to the Chief Manager. Any Manager shall hold office until the next annual meeting of Members or until his successor has been elected and qualified. Managers shall be elected by the affirmative vote of Members holding a Majority Vote. Managers other than the Chief Manager shall have the power and authority permitted to them under the terms of the Act and granted to them by the Members.

   Section 5.4 Certain Powers of Chief Manager and Secretary. Subject to the provisions of the Act, this Operating Agreement and the actions of the Members, without limiting the generality of Section 5.1, the Chief Manager and Secretary shall have power and authority granted to them by the Act. The Chief Manager shall specifically have the power to:

        (a) execute and deliver on behalf of the Company the Sales and Service Agreement between the Company and 21st Century dated as of the date hereof; and

        (b) establish a banking relationship with any bank including such accounts with such bank as the Chief Manager deems necessary, appropriate or desirable and execute and deliver all resolutions as required by such bank in connection with the establishment of such accounts approved by the Chief Manager and to authorize all signatories with respect to such accounts.

   Section 5.5 Restrictions on Authority of the Managers. Except as specifically provided by the terms of this Operating Agreement, the Managers shall not have the authority to, and covenant and agree that they shall not, do any of the following acts without the approval of the Members holding a Majority Vote:

             (i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth herein;

            (ii) Sell or otherwise dispose of all or substantially all of the Company's assets as part of a single transaction or plan (except in the ordinary course of business, including securitization or loan sale transactions);

           (iii) Knowingly do any act in contravention of this Operating Agreement;

            (iv) Knowingly do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Operating Agreement;

             (v) Knowingly perform any act that would cause the Company to conduct business in a state which has neither enacted legislation which permits limited liability companies to organize in such state nor permits the Company to register to do business in such state as a foreign limited liability company;

            (vi) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company;

           (vii) Cause the Company to admit any additional Members other than pursuant to the terms of this Operating Agreement; or

          (viii) Incur indebtedness of the Company, pledge assets of the Company to secure indebtedness or similarly bind the Company.

   Section 5.6 Restriction on Managers' Authority. Unless authorized to do so by this Operating Agreement or by the Members of the Company, no Manager, attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

   Section 5.7 Liability for Certain Acts. Each Manager shall act in a manner he believes in good faith to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager is not liable to the Company, its Members or other Managers for any action taken in managing the business or affairs of the Company if he performs the duty of his office in compliance with the standard contained in this Section. No Manager has guaranteed nor shall have any obligation with respect to the return of a Member's capital contributions or profits from the operation of the Company. No Manager shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which such Manager received a personal benefit in violation or breach of the provisions of this Operating Agreement. Each Manager shall be entitled to rely on information, opinions, reports, or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the provisions of the Act.

   Section 5.8 Managers Have No Exclusive Duty to Company. The Managers shall not be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to and in competition with those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of any Manager or to the income or proceeds derived therefrom. The Managers shall incur no liability to the Company or to any of the Members as a result of engaging in any other business venture.

   Section 5.9 Indemnity of the Managers. Employees and Other Agents. To the fullest extent permitted under the Act, the Company shall indemnify the Managers and make advances for expenses to them with respect to such matters to the maximum extent permitted under applicable law. The Company shall indemnify its employees and other agents who are not Managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by Members owning a Majority Vote.

   Section 5.10 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

   Section 5.11 Removal. At a meeting called expressly for that purpose, any number of Managers may be removed at any time, with or without cause, by the affirmative vote of Members holding a Majority Vote. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

   Section 5.12 Vacancies. The affirmative vote of Members holding a Majority Vote may appoint any Manager for any term designated by such Members.

                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS

   Section 6.1 Limitation on Liability. Each Member's liability shall be limited as set forth in this Operating Agreement, the Act and other applicable law.

   Section 6.2 No Liability for Company Obligations. No Member will have any personal liability for any debts or losses of the Company beyond his respective Capital Contributions except as provided by law.

   Section 6.3 List of Members. Upon written request of any Member, the Chief Manager shall provide a list showing the names, addresses, and Membership Interests of all Members and Managers, and the other information required by the Act.

   Section 6.4 Limitation of Actions. Except as specifically provided in this Operating Agreement, the Company shall not take any of the following actions without the consent of all the Members:

        (a) acquire any stock, membership interests, partnership interests or substantially all of the assets of any other now existing or newly formed entity;

        (b) issue any Membership Interest or other securities convertible, exchangeable or exercisable into Membership Interest of the Company (including without limitation Membership Interest options or warrants to purchase Membership Interest);

        (c) make or permit any material change in the nature of the Company's business as contemplated on the date hereof;

        (d) consummate a merger involving the Company, in which the Company is not the surviving entity, or any sale, lease or other disposition of all or substantially all of the Company's assets or any liquidation, dissolution, recapitalization or reorganization of the Company;

        (e) amend the articles of organization or operating agreement of the Company;

        (f) authorize or approve any liquidation, dissolution, reorganization or bankruptcy of the Company;

        (g) declare or pay any distributions with respect to the Members' Membership Interests; or

        (h) incur, create or assume any indebtedness for the borrowing of money or incurred in connection with the purchase of any assets or properties in any single transaction in excess of $10,000 in the aggregate per year.

   Section 6.5 Company Books. The Chief Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's expense. The Company shall distribute to the Members no later than the fifteenth (15th) day of each month financial statements for the previous month prepared by the Company in accordance with generally accepted accounting principles.

   Section 6.6 Priority and Return of Capital. Except as may be expressly provided in this Operating Agreement, no Member shall have priority over any other Member as to the return of Capital Contributions, profits, losses, or distributions. This Section shall not apply to loans which a Member has made to the Company.

   Section 6.7 Liability of a Member to the Company. A Member who receives the return in whole or in part of its capital contribution is liable to the Company only to the extent now or hereafter provided by the Act.

   Section 6.8 Members Have No Exclusive Duty to Company. In addition to purchasing Contracts from Nobility Homes, 21st Century may originate the purchase of loans from other manufactured housing retailers, manufacturers and other financial institutions (collectively, "Other Originators"). 21st Century may purchase Contracts from Other Originators and engage in other activities in addition to and in competition with those interests of Nobility Homes. Neither the Company nor Nobility Homes shall have any right by virtue of this Agreement to share or participate in such other investment or activities of 21st Century or the income or proceeds derived therefrom. 21st Century shall incur no liability to the Company or any other Member as the result of engaging in any other business venture.

   Section 6.9 Restrictions on Authority of Members. Unless authorized to do so by this Operating Agreement or by the affirmative vote of Members holding a Majority Vote or such greater percentage interest of the Governance Rights as may be required by this Operating Agreement, no Member shall have the power or authority to bind the Company in any way, to sell, transfer, lease or otherwise convey or dispose of any asset of the Company, to pledge the credit of the Company or to render the Company liable for any purpose.

                                   ARTICLE VII

                               MEETINGS OF MEMBERS

   Section 7.1 Annual Meetings. The annual meeting of the Members shall be held at such time as shall be determined by resolution of the Members for the purpose of the transaction of such business as may come before the meeting.

   Section 7.2 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Manager or by Members holding at least twenty-five percent (25%) of all of the Governance Rights of the Members.

   Section 7.3 Place of Meetings. The Members may designate any place as the place of meeting for any meeting of the Members.

   Section 7.4 Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purposes for which the meeting is called shall be delivered not less than ten (10) nor more than twenty (20) days before the date of the meeting, either personally or by mail, to each Member entitled to vote at such meeting. Such notice shall be deemed to be delivered: (a) if sent by first class U.S. mail delivery, on the day of receipt by the recipient or (b) if notice is sent by certified mail, from the date received by recipient as evidenced by receipt signed by or on behalf of recipient. If sent by reputable overnight courier service, such notice shall be deemed to have been delivered one (1) calendar day after being deposited with the overnight courier service, addressed to the Member at his address as it appears on the books of the Company, with all freight charges thereon prepaid.

   Section 7.5 Meeting of All Members. If all of the Members shall meet at any time and place, either within or outside of the State of Tennessee, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

   Section 7.6 Record Date. For the purpose of determining Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members.

   Section 7.7 Voting Lists. At least ten (10) days before each meeting of the Members, the Chief Manager or other agent having charge of the membership records of the Company shall make a complete list of the Members holding Governance Rights and otherwise entitled to vote at the meeting and any adjournment thereof. The list shall include the name, address and Membership Interest held by each Member. The list shall be kept on file at the principal office of the Company for a period of at least ten (10) days prior to any meeting and shall be subject to inspection by any Member during such period or during the meeting.

   Section 7.8 Quorum. Members holding a Majority Vote, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, the Members so represented may adjourn the meeting from time to time for a period not to exceed sixty
   (60) days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal during such meeting of Members holding Governance Rights whose absence would cause less than a quorum to be present.

   Section 7.9 Voting and Approval Rights. Each Member shall have Governance Rights provided in Section 3.1 of this Operating Agreement.

   Section 7.10 Manner of Acting. If a quorum is present, the affirmative vote of Members holding a Majority Vote represented at the meeting shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization or by this Operating Agreement.

   Section 7.11 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member. Such proxy shall be filed with the Chief Manager before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

   Section 7.12 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by written consents describing the action taken signed by all of the Members and delivered to the Chief Manager for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all of the Members have signed the consent unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

   Section 7.13 Meeting by Telephone. Action required or permitted to be taken at a meeting of the Members may be taken by conference telephone call during which each participant may simultaneously hear each other participant.

   Section 7.14 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at any meeting by any Member to whom notice of such meeting is required to be given shall constitute waiver of notice of such meeting by such Member, unless the Member attends such meeting for the sole and express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting because the meeting has not been lawfully called or convened.

                                  ARTICLE VIII

                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

   Section 8.1 Members' Capital Contributions. Each Member shall make its respective Initial Capital Contribution as provided in Section 3.1 of this Operating Agreement.

   Section 8.2 Additional Capital Contributions and Loans by Members. In the event 21st Century reasonably determines that (i) the Company is required to purchase any type of security issued by a purchaser of the Contracts or (ii) the Company has an additional need for capital in order to meet any indemnification obligation owed to 21st Century (as contemplated in Section 3 of the Sales and Services Agreement dated as of the date hereof between the Company and 21st Century), the Members agree to make additional capital contributions or loans (such capital contributions or loans referred to hereinafter as the "Capital Call") to the Company sufficient to allow the Company to purchase such securities or meet such indemnification obligation. 21st Century shall determine the amount of the necessary Capital Call. The remedies available to the Members for any Member's failure to meet any Capital Call are described in
   Section 8.4 of this Agreement.

        In the event 21st Century requires a Capital Call from the Members which results from the need to purchase securities issued by the purchaser of Contracts as contemplated by Section 8.2(i) of this Agreement, 21st Century shall determine whether such Capital Call shall take the form of
   (a) equity contribution of capital by the Members to the Company or (b) a loan by the Members to the Company. If the additional capital contribution is the result of an indemnification obligation of the Company as contemplated by Section 8.2(ii) of this Agreement, the Capital Call shall take the form of an equity contribution of capital by the Members of the Company and shall not take the form of a loan by the Members to the Company.

        If requested by 21st Century to purchase from 21st Century a participation interest in such securities which have been purchased by 21st Century, the Company shall purchase a participation interest in a proportion determined by 21st Century equal to the proportion of the Contracts included as part of the securities. For example, if the Contracts constitute ten percent (10%) of the retail installment contracts included in the securities, the Company shall purchase a ten percent (10%) participation interest in the securities held by 21st Century.

        If the Capital Call results from the need to purchase securities issued by the purchaser of the Contracts as contemplated by Section 8.2(i) of this Agreement, the Members (subject to consent of 21st Century) may loan to the Company the amount of additional funds needed on such terms as determined by the Chief Manager but at an interest rate and principal amortization identical to the securities purchased with the loan proceeds. Approval of the Members holding a Majority Vote is required for loans based upon terms which are not identical to the terms of securities purchased with the loan proceeds. Repayment of all loans shall be treated as an operating expense of the Company and payable before payment of any type of distribution to any Member. The Company shall execute and deliver such documents as are reasonable and necessary to evidence such security interest granted by the Company, including, without limitation, security agreements and UCC-l financing statements.

   Section 8.3 Payment of Capital Call. Each Member shall be liable for and required to pay to the Company such Member's pro-rata share of the Capital Call based upon the Member's Financial Rights. The Chief Manager shall follow these procedures for obtaining such capital contributions or loans:

        (a) Written notice setting forth the total amount and each Member's pro-rata share of any Capital Call shall be forwarded to all Members. Each Member's payment to the Company shall be due on or before the fifteenth (15th) calendar day following the receipt of the notice.

        (b) Any Member who fails to respond to the notice within the time permitted will be deemed to have rejected the Capital Call. Failure of any Member to meet a Capital Call shall give rise to the options set forth in Section 8.4 of this Agreement.

   Section 8.4    Failure to Meet Capital Call.

        (a) If a Member rejects or is deemed to have rejected the Capital Call made for the purpose of purchasing securities as contemplated by the term of Section 8.2(i) (and 21st Century has determined that the Capital Call take the form of an equity contribution) or to meet an indemnification obligation as contemplated by the terms of Section 8.2(ii) of this Agreement (which the terms of this Agreement require to take the form of an equity contribution), or if a Member who accepted the Capital Call for either of such purposes fails to pay his pro-rata share of the Capital Call to the Company within fifteen (15) days from the receipt of notice of the Capital Call, the Company shall provide to all Members written notice of such rejection or failure and the Member who has accepted the Capital Call and has paid its pro-rata share of the Capital Call within fifteen (15) days from the receipt of notice of the Capital Call may, at its option, by majority vote of the Members holding Financial Rights which have accepted the Capital Call and have paid its pro-rata share of the Capital Call to the Company within the time required, elect one of the following options:

             (i) Require the Company to return any payments made pursuant thereto to the Members making such payments.

             (ii) Treat the funds paid to the Company in response to the Capital Call as a loan to the Company at the maximum rate of interest permitted by law.

             (iii) Treat its payments in response to the Capital Call as additional equity contribution to the Company. In addition, such Member may elect to make additional equity contributions to the Company up to the amount of the Capital Call. In either of such events, the

                    Financial Rights in the Company held by the Members shall be recomputed within thirty (30) days after the date of the Capital Call but to be effective as of the date of the Capital Call, based upon the adjusted capital accounts of the Members. The Company shall, if necessary, issue additional Financial Rights to the Members making additional capital contributions so that the percentage of (i) Financial Rights owned by each Member to (ii) the total outstanding Financial Rights held by all Members is the same percentage as
                    (i) the adjusted capital accounts of each Member to
                    (ii) the total adjusted capital accounts of the Members. Any Member failing to meet, or rejecting, the Capital Call shall also at the time of the recomputation of the Financial Rights (as heretofore provided) assign all of its Governance Rights to the Members meeting the Capital Call on a pro-rata basis determined by the recomputed Financial Rights of such Members.

             (iv) The right to make additional capital contributions as provided in this Section 8.4(a) must be exercised within ten (10) days of the date of the delivery of the notice of the failure of a Member to respond to the Capital Call and shall be shared pro-rata by all Members desiring to participate who accepted and paid the Capital Call as provided herein.

        (b) If a Member rejects or is deemed to have rejected the Capital Call made to purchase securities as contemplated by the terms of
             Section 8.2(i) of this Agreement (and 21st Century has determined that such Capital Call shall take the form of the loan by the Members of the Company as permitted by the terms of this Agreement), or if a Member who accepted the Capital Call for such purpose fails to pay his pro-rata share of the Capital Call to the Company within fifteen (15) days from the receipt of notice of the Capital Call, the Company shall provide to all Members written notice of such rejection or failure and the Member who has accepted the Capital Call and has paid its pro-rata share of the Capital Call within fifteen (15) days of the date of notice of the Capital Call may, at its option, by majority vote of the Members holding Financial Rights which have accepted the Capital Call and have paid its pro-rata share of the Capital Call to the Company within the time required, elect one of the following options:

             (i) Require the Company to return any payments made pursuant thereto to the Members making such payments.

             (ii) Treat its payments in response to the Capital Call as a loan to the Company which shall bear an interest rate equal to two percent (2%) in excess of the yield of the purchased securities. In addition, such Member may elect to make additional loans to the Company up to the amount of the Capital Call with the interest rate on such loan to equal two percent (2%) in excess of the yield on the purchased securities.

             (iii)  The right to make additional loans as provided in this
                    Section 8.4(b) must be exercised within ten (10) days of the date of the delivery of the notice of the failure of a Member to respond to the Capital Call and shall be shared pro-rata by all Members desiring to participate who accepted and paid the Capital Call as provided herein.

   Section 8.5 Termination of Capital Call Obligations. Any Member may upon providing six (6) months written notice to the other Member declare its intent not to meet additional Capital Calls needed to purchase securities as contemplated by Section 8.2(i) of this Agreement. The obligation to meet such Capital Calls as provided under the terms of this Agreement shall cease after such six (6) month period; provided, however, that the Member's obligation to meet Capital Calls during such six (6) month period shall remain in full force and effect as provided by the terms of this Agreement.

   Section 8.6    Capital Accounts.

        (a) A separate capital account will be maintained for each Member. Each Member's capital account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); (3) allocations to such Member of net profits; (4) any items in the nature of income and gain which are especially allocated to the Member pursuant to the terms of this Operating Agreement; and (5) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's capital account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the
             Code); (3) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; (4) any items in the nature of deduction and loss that are specially allocated to the Member pursuant to the terms of this Operating Agreement; and (5) allocations to the account of such Member of net losses.

        (b) In the event of a permitted sale or exchange of a Membership Interest, the capital account of the transferor shall become the capital account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

        (c) The manner in which capital accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's legal counsel the manner in which capital accounts are to be maintained pursuant to the preceding provisions of this Section should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section, the method in which capital accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining capital accounts shall not materially alter the economic agreement between or among the Members.

        (d) Upon liquidation of the Company (or any Member's Membership Interest), liquidating distributions will be made in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid in accordance with the terms of this Operating Agreement. The Company may offset damages for breach of this Operating Agreement by a Member whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

        (e) Except as otherwise required in the Act (and subject to Section 8.2), no Member shall have any liability to reserve all or any portion of a deficit balance in such Member's capital account.

   Section 8.7    Withdrawal or Reduction of Members' Capital Contributions.

        (a) A Member shall not receive out of the Company's property any part of such Member's Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

        (b) A Member, irrespective of the nature of such Member's Capital Contribution, has only the right to demand and receive cash in return for such Capital Contribution.

                                   ARTICLE IX

                             DISTRIBUTION TO MEMBERS

   Section 9.1 Allocations of Profits and Losses from Operations. The profits and losses of the Company for each fiscal year will be allocated to the Members in accordance with their Financial Rights.

   Section 9.2 Distributions. All distributions of cash or properties shall be made to the Members pro-rata in proportion to their respective Financial Rights on the record date of such distribution. All distributions of cash or properties shall be made at such time as determined by the Chief Manager or Members holding a Majority Vote.

        Notwithstanding the foregoing, provided that the Chief Manager determines that such distribution will not violate any written agreement or instrument to which the Company is a party or pursuant to which it is bound, or any applicable provision of law, the Company shall, within one hundred twenty (120) days after the close of any fiscal year in which the cumulative profits of the Company exceed the cumulative losses of the Company, distribute to each Member cash in an amount equal to such Member's Tax Liability (as hereinafter defined) for such fiscal year. For purposes of this Section 9.2, the term "Tax Liability" shall mean the product of (a) the excess of such Member's allocable share of the cumulative profits for such fiscal year over such Member's allocable share of the cumulative losses of the Company for such fiscal year, and (b) the aggregate rate of tax applied to such excess assuming that the Member's income is subject only to federal and Tennessee (or other applicable state income tax) income taxes at the highest marginal rates for ordinary income or capital gain, as the case may be, and calculated by reducing the federal tax to reflect the deductibility of state taxes for federal income tax purposes. For purposes of this Section 9.2, expenses that would constitute "miscellaneous itemized deductions" with respect to the Members within the meaning of Treasury Regulations Section 1.67-1T(b) and 1.67-2T(b) or their successor regulations shall not be taken into account.

   Section 9.3 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

   Section 9.4 Accounting Principles. The profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

   Section 9.5 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

   Section 9.6 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company. The Company shall repay any loans prior to making any distribution to a Member.

                                    ARTICLE X

                                BOOKS AND RECORDS

   Section 10.1 Accounting Period. The Company's accounting period shall be as determined from time to time by the Chief Manager.

   Section 10.2 Records, Audits and Reports. Proper and complete records and books of account shall be kept by the Chief Manager in which shall be entered fully and accurately all transactions and other matters relating to the Company's business. The books and records shall be at all times maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members, or their duly authorized representatives during reasonable business hours. The Company and 21st Century agree to require its accountants to provide and respond to reasonable requests for information from the Members. The Company shall also cause 21st Century to deliver to Nobility Homes a copy of the annual audited financial statements of 21st Century and the quarterly financial statements of 21st Century as prepared by 21st Century. An annual audit of the Company's financial statements will be done in the event the Company's financial results are deemed to be material to the financial results of either Member by the independent auditor examining the financial statements of that Member. The expense of the Company's audit will be borne by the Company.

   Section 10.3 Tax Returns. The Chief Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year.

   Section 10.4   Tax Matters Member.

        (a) To the extent required by law, the Chief Manager shall serve as the "tax matters member" or "tax matters partner" of the Company, as that term is defined in the Code. The designation of the Chief Manager as the "tax matters partner" shall not make the Chief Manager a "partner" under any laws applicable to partnerships other than the Code.

        (b) As tax matters member, the Chief Manager shall be responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayments arising out of a Member's distributed share of items of income, deduction, credit or any other Company item (as defined in the Code or the regulations issued pursuant thereto) allocated to the Members affecting any Member's tax liability.

        (c) The Chief Manager, as tax matters member, shall promptly give notice to all Members of any inquiries from the Internal Revenue Service or of any administrative or judicial proceeding pending before the Internal Revenue Service involving the Company or any Company item and shall keep the Members advised of the progress of such proceedings. Such notice shall be in compliance with such regulations as are issued from time to time by the Internal Revenue Service.

                                   ARTICLE XI

                                 TRANSFERABILITY

   Section 11.1 General. No Member shall have the right to sell, assign, pledge or otherwise transfer for consideration all or any part of his Membership Interest except (a) with the consent of all the Members, (b) as provided in this Operating Agreement or (c) by the Act. Any transfer of the Membership Interest prohibited by this Agreement shall be void and without effect or enforceability.

   Section 11.2 Term of Restriction. The restriction on transferability of Membership Interests shall be a continuing restriction, applicable at all times to all outstanding Membership Interests in the Company. No action by the Company shall be deemed to have freed any Membership Interest in the Company or any portion thereof from such restriction. No action by any Member or Members of the Company shall be deemed to have freed any Membership Interest in the Company or any portion thereof from such restriction unless all the Members holding Governance Rights have specifically agreed in writing to free the Membership Interest from such restriction. Any subsequent owner of all or any part of a Membership Interest shall take such interest subject to the restrictions set forth herein.

   Section 11.3 Option to Purchase and Sale Upon the Dissolution or Bankruptcy of Member. Subject to the terms of this Agreement and with the consent of the Members holding a Majority Vote (other than the Selling Member as hereinafter defined), in the event of the dissolution or bankruptcy of the Member (the "Selling Member"), the remaining Members shall have the right, at their option, exercisable by written notice to the Selling Member within sixty (60) days after the date of such dissolution or filing of any bankruptcy petition, to purchase the Membership Interest of the Selling Member, and the legal representative of the Selling Member shall be obligated to consummate the sale of such Membership Interest. The purchase price of such Membership Interest of the Selling Member shall be the fair market value of the Membership Interest as determined by the Members; provided, however, that if the Members cannot agree on the fair market value, they shall each select an investment banker to set the fair market value. If such investment bankers are unable to agree upon the fair market value, they shall mutually select a third investment banker to determine the fair market value. The fair market value determined by that investment banker shall be binding upon all the parties. The fees and expenses of such investment banker incurred in connection with the establishment of the fair market value of the Membership Interest shall be borne by the Company. Notwithstanding the foregoing, the remaining Members wishing to purchase the Membership Interest of the Selling Member may rescind their offer to purchase without incurring any liability or obligation within five (5) days after the determination of the fair market value by the investment banker selected by the Company. The sale of the Selling Member's Membership Interest shall occur within thirty (30) days after final determination of the purchase price.

   Section 11.4 Future Interests. This Operating Agreement and the restrictions and limitations herein shall apply to any Membership Interest or portion thereof in the Company hereafter acquired by any person by any means. It is the intent of the parties hereto that this Operating Agreement shall be binding upon the respective successors, assigns, representatives, trustees and attorneys-in-fact of any of the present or future Members of the Company. The Members further agree and declare that the terms, conditions, provisions and agreements set forth in this Operating Agreement shall be binding upon any receiver, trustee, debtor-in-possession, similar manager or agent in a bankruptcy or receivership proceeding or other involuntary transferee of any Membership Interest or portion thereof.

   Section 11.5 Purchase of Membership Interest by Members. Nobility Homes shall have the following rights with regard to the transfer of Membership Interests provided such rights are exercised within six (6) months from the date of this Agreement or at any time after five (5) years from the date of this Agreement:

        (a) Request in writing that 21st Century purchase Nobility Homes' Membership Interests in the Company for a price equal to the Fair Market Value (as hereinafter defined); or

        (b) Purchase the Membership Interests in the Company owned by 21st Century at a purchase price equal to the Fair Market Value (as hereinafter defined).

        For the purpose of this Agreement, "Fair Market Value" shall mean the value of the Membership Interest as determined by mutual agreement of 21st Century and Nobility Homes; provided, however, if the Members are unable to agree on the Fair Market Value, then each Member shall select an investment banker and the investment bankers will attempt to mutually agree upon the Fair Market Value of the Membership Interest. If such investment bankers are unable to mutually agree on the Fair Market Value, then they shall mutually select a third investment banker to determine the Fair Market Value of the Membership Interest. The Fair Market Value as determined pursuant to this paragraph shall be final and binding on all parties. The fees and expenses of all investment bankers performing services described in this paragraph shall be borne by the Company.

   Section 11.6 Sale to Third Party. If Nobility Homes requests 21st Century to purchase its Membership Interests as permitted by the terms of
   Section 11.5(a), and 21st Century rejects the request to purchase, 21st Century hereby consents to Nobility Homes' sale of its Membership Interests to a third party and such consent shall constitute the consent for the purposes required by the terms of this Agreement.

   Section 11.7 Co-Sale Rights. In the event a Member is permitted according to the terms of this Agreement to sell all or any part of its Membership Interests to a third party, each Member agrees that the other Member shall have a co-sale right to sell an equal interest of its Membership Interests to such third party and that no Member may sell its Membership interests to such third party unless the other Member is also permitted the right to sell an equal amount of its Membership Interests to such third party.

                                   ARTICLE XII

                               ADDITIONAL MEMBERS

   From the date of the formation of the Company, any Person acceptable to all the Members may become a Member of this Company.

                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

   Section 13.1   Dissolution.

        (a) The Company shall be dissolved upon the occurrence of any of the following events:

             (i) When the period fixed for the duration of the Company shall expire pursuant to the terms of this Operating Agreement;

             (ii)   By the unanimous written agreement of all Members;

             (iii) Subject to the terms of Section 13.1(b) of this Operating Agreement, upon delivery of written notice of termination by any Member to the Company and the other Members; or

             (iv) Upon the resignation, removal, bankruptcy, insolvency or dissolution of a Member, merger in which the Company is not the surviving organization, or the occurrence of any other event which terminates the continued membership of a Member in the Company pursuant to any provision of the Act (a "Withdrawal Event"), unless the business of the Company is continued by the consent of the remaining Members holding a Majority in Interest within ninety (90) days after the Withdrawal Event and there are at least two (2) remaining Members.

        (b) Notwithstanding the terms of Section 13.1 of this Operating Agreement, a Member shall not have the right to withdraw and cause the dissolution and termination of the Company for a period beginning six (6) months from the date of this Agreement and continuing until five (5) years from the date of this Agreement, except in the event there is a change in management of either Member after a six (6) month period but prior to the five (5) years from the date of this Agreement. For 21st Century, "change in management" shall mean if both of the following officers are no longer an active officer of 21st
             Century: Tim Williams and Richard B. Ray. In the case of Nobility Homes, "change in management" shall mean if both of the following officers are no longer an active officer of Nobility
             Homes: Terry E. Trexler and Thomas W. Trexler. In the event a Member exercises any power to terminate its Membership Interest by withdrawing in violation of the terms of this Operating Agreement, the Company and the remaining Members may enforce all legal and equitable remedies available against such withdrawing Member.

        (c) Notwithstanding the terms of Section 13.1 of this Operating Agreement, the following events shall not cause a dissolution of the Company:

             (i) Acquisition of a Member's complete Membership Interest by the Company; and

             (ii) Assignment of a Member's Governance Rights as permitted by the Act and the terms of the Operating Agreement to the extent that the assigning Member retains no Governance Rights.

   Section 13.2 Effect of Dissolution. Upon dissolution, the Chief Manager shall file a notice of dissolution pursuant to the terms of the Act, and the Company shall cease to carry on its business, except as permitted by the Act.

   Section 13.3   Winding Up.

        (a) If the Company is dissolved and its affairs are to be wound up, the Chief Manager shall liquidate Company assets, allocate profits and losses, discharge liabilities and distribute remaining assets.

        (b) Upon completion of the winding up, liquidation, and distribution of the assets, the Company shall be deemed terminated.

        (c) The Chief Manager shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

   Section 13.4 Articles of Termination. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, articles of termination shall be executed and verified by the person signing the articles which articles shall set forth the information required by the Act. Originals of such articles of dissolution shall be delivered to the Tennessee Secretary of State. Upon the filing of the articles of dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Chief Manager shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

   Section 14.1 Application of Tennessee Law. This Operating Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Tennessee, and specifically the Act.

   Section 14.2 No Action for Partition. No Member has any right to maintain any action for partition with respect to the property of the Company.

   Section 14.3 Further Assurances. The Members hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon the reasonable, any and all instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by any Member for the purpose of effecting the terms of this Agreement and operating the Company as contemplated by the terms of this Operating Agreement.

   Section 14.4 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

   Section 14.5 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

   Section 14.6 Heirs, Successors and Assigns. Successors and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors, and assigns.

   Section 14.7 Creditors. None of the provisions of this Operating Agreement shall be for the benefit or enforceable by any creditors of the Company.

   Section 14.8 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

   Section 14.9 Federal Income Tax Elections. All elections required or permitted to be made by the Company under the Code shall be made by the Chief Manager as determined in his sole discretion.

   Section 14.10 Notices. Except where otherwise specifically provided herein to the contrary, any and all notices, offers, demand, or elections required or permitted to be made under this Operating Agreement ("Notices") shall be in writing, signed by the party giving such Notice, and shall be deemed given and effective (i) sent by telecopy and confirmed by certified mail, (ii) on the third (3rd) business day (which term means a day when the United States Postal Service or its legal successor ("Postal Service") is making regular deliveries of mail on all of its regularly appointed weekday rounds in Knoxville, Tennessee) following the day (as evidenced by proof of mailing) upon which such notice is deposited, postage prepaid, certified mail, return receipt requested, with the Postal Service, and addressed to the other party at such party's respective address as set forth below, or at such other address as the other party may hereafter designate by Notice or (iii) when hand-delivered (either in person by the party giving such notice, or by its designated agent, or by commercial courier).

   Section 14.11 Amendments. Any amendment to this Operating Agreement of Membership shall be made in writing and signed by Members holding a Majority Vote.

   Section 14.12. Invalidity. The unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and the Operating Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Act, the Act shall control and such invalid or unenforceable provisions shall not affect or invalidate the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such conflicting provisions were omitted.

   Section 14.13 Determination of Matters Not Provided for in This Operating Agreement. The Members holding a Majority Vote shall decide any questions arising with respect to the Company and this Operating Agreement which are not specifically or expressly provided for in this Operating Agreement or under the Act.

   Section 14.14 Time. TIME IS OF THE ESSENCE OF THIS OPERATING AGREEMENT, AND TO ANY PAYMENTS, ALLOCATIONS, AND DISTRIBUTIONS SPECIFIED UNDER THIS OPERATING AGREEMENT.

   Section 14.15 Adoption of Act. Except as otherwise provided in the Articles of Organization or this Operating Agreement, the Company hereby adopts the provisions of the Act.

                             MEMBERS' SIGNATURE PAGE


        Each of the undersigned agrees to become a Member in Nobility 21, LLC, and each shall be bound by all the terms of the Operating Agreement to which this signature page is attached.

                                 21st CENTURY MORTGAGE CORPORATION


                                 By:  /s/ Richard B. Ray
                                      Richard B. Ray
                                      Title:  Chief Financial Officer




                                 NOBILITY HOMES, INC.


                                 By:  /s/ Thomas W. Trexler
                                      Thomas W. Trexler
                                      Title:  Executive Vice President and
                                             Chief Financial Officer

                     Nobility 21, Limited Liability Company
                         Operating Agreement - Exhibit A
                        Register of Membership Interests

                                                                          Financial       Governance           Capital
    Name and Address of Member                         Date                 Right           Rights           Contribution

    21st Century Mortgage Corporation                 7/17/97                50%             50%               $250,000
    607 Market Street
    Knoxville, Tennessee 37902
    Attention: Chief Financial Officer


    Nobility Homes, Inc.                              7/17/97                50%             50%               $250,000
    3741 S.W. 7th Street
    Ocala, Florida 34474
    Attention: Thomas W. Trexler

                                                                 EXHIBIT B



                          SALES AND SERVICES AGREEMENT




                                 by and between



                       21st CENTURY MORTGAGE CORPORATION,
                             a Delaware corporation



                                       and



                                NOBILITY 21, LLC,
                      a Tennessee limited liability company







                             DATED:  JULY ____, 1997

                                TABLE OF CONTENTS


                                                                         Page


   1.    Assignment of Collections . . . . . . . . . . . . . . . . . . .   31

   2.    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

   3.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . .   32

   4.    Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . .   33

   5.    Prior Transactions  . . . . . . . . . . . . . . . . . . . . . .   33

   6.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . .   33

   7.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

   8.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .   34

   9.    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .   34

   10.   Modification; Waiver  . . . . . . . . . . . . . . . . . . . . .   34

   11.   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .   34

   12.   Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

   13.   Independent Contractor  . . . . . . . . . . . . . . . . . . . .   34

   14.   Further Assurances  . . . . . . . . . . . . . . . . . . . . . .   34

   15.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .   34


   SIGNATURE PAGE

                          SALES AND SERVICES AGREEMENT


      This Sales and Services Agreement (the "Agreement") is made and entered into as of July ____, 1997 by and between 21st CENTURY MORTGAGE CORPORATION, a Delaware corporation ("21st Century"), and NOBILITY 21, LLC, a Tennessee limited liability company (the "Company").

                         _______________________________


      21st Century originates, finances, sells and services manufactured housing sales contracts and sells insurance products for manufactured housing. The Company promotes the purchase of manufactured housing sales contracts (the "Contracts") originated from sales of manufactured homes manufactured or sold by Nobility Homes, Inc. or its wholly owned subsidiary Prestige Homes, Inc. (such corporations referred to collectively hereinafter as "Nobility Homes"). 21st Century seeks to purchase from Nobility Homes and resell or pledge the Contracts to third party purchasers or lenders (collectively, the "Investors"). 21st Century has agreed to assign to the Company a portion of the collections from the sale of the Contracts to Investors by 21st Century. The Company has agreed to indemnify 21st Century for certain losses incurred by 21st Century from its sale of Contracts to Investors.

                         _______________________________


      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, 21st Century and the Company agree as follows.

   1. Assignment of Collections. 21st Century hereby agrees to assign to the Company an amount equal to collections and proceeds received from all Contracts including but not limited to (a) the collections received on a monthly basis by 21st Century in connection with Contracts pledged to Investors and (b) the proceeds from any sale of the Contracts after deducting the following amounts:

         (a) service fees paid to 21st Century based upon the schedule attached hereto as Exhibit A;

         (b) service fees (other than service fees already paid to 21st Century) which may be paid to unrelated parties and not to include any service fees described hereinafter;

         (c) accrued interest due to Investors under the terms of the agreements with the Investors;

         (d) principal components due to Investors under the terms of the agreements with the Investors;

         (e) reserve funds for the Contracts which were required by agreements with Investors;

         (f) reimbursements from Contract obligors to 21st Century for insurance escrow premiums paid by 21st Century;

         (g) FHA insurance premiums paid by 21st Century in connection with Contracts; and

         (h) other costs which are incurred by 21st Century in connection with payment to the Investors of all-in cost of funds as required by the Investors.

         The amount distributed to the Company is referred to collectively hereinafter as the "Net Collections." 21st Century shall identify in writing for the Company the Contracts which have been sold or pledged to the Investors.

   2. Payment. 21st Century shall deliver the Net Collections under the terms of this Agreement by (a) the tenth (10th) day of each month or the first business day thereafter in the event the tenth day is not a day on which financial institutions are open or (b) the tenth
         (10th) day after any sale of Contracts. Any amounts owed to the Company by 21st Century under the terms of this Agreement will be paid solely from payments or proceeds received by 21st Century pursuant to the Contracts.

   3. Indemnification. In consideration of 21st Century assigning the Net Collections, the Company hereby agrees to indemnify, hold harmless and release 21st Century and its officers, directors, employees, stockholders and agents from and against:

         (a) Any and all claims, expenses, demands, liabilities, suits, damages or costs incurred as the result of a default by the maker of any Contract whose Net Collections have been assigned to the Company pursuant to the terms of this Agreement;

         (b) All losses, expenses (including reasonable attorneys' fees and expenses) and all other costs of repossession, refurbishing or liquidation of any Contract whose Net Collections have been assigned to the Company pursuant to the terms of this Agree-ment; and

         (c) Any and all other claims, expenses, demands, liabilities, suits, damages or costs incurred in connection with the Contracts whose Net Collections have been assigned to the Company pursuant to the terms of this Agreement.

   4. Reimbursement. In the event 21st Century incurs any loss which is to be indemnified by the Company under the terms of this Agreement, 21st Century will give notice to the Company by means of written report of the amount of the loss. The Company shall reimburse 21st Century for any loss indemnified under the terms of this Agreement within thirty (30) days following the date such notice is given by 21st Century except to the extent 21st Century is directly paid for such loss.

   5. Prior Transactions. For the purpose of determining the Contracts attributable to the Company, 21st Century shall credit to the Company the outstanding unpaid principal amount determined as of the date of this Agreement of Contracts originated by Nobility Homes prior to the date of this Agreement which have been purchased by 21st Century.

   6. Termination. Either party shall have the right to terminate this Agreement upon providing prior written notice to the other party. Notwithstanding the termination of this Agreement, this Agreement shall continue to remain in full force and effect for not less than three hundred ninety-five (395) days after the final payment received by 21st Century under any Contract whose Net Collections have been assigned by 21st Century to the Company pursuant to the terms of this Agreement as of the date of such termination.

   7. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally, or mailed first class, postage prepaid, registered or certified mail, as follows:

         If to 21st Century:

                       21st Century Mortgage Corporation
                       607 Market Street
                       Knoxville, Tennessee 37902
                       Attention:  Mr. Richard B. Ray

         If to the Company:

                       Nobility 21, LLC
                       c/o 21st Century Mortgage Corporation
                       607 Market Street
                       Knoxville, Tennessee 37902
                       Attention:  Mr. Richard B. Ray

         with a copy to:

                       Nobility Homes, Inc.
                       3741 S.W. 7th Street
                       Ocala, Florida 34474
                       Attention:  Mr. Tom Trexler

         21st Century and the Company may change the address to which such communications are to be directed to it by giving written notice to the other party in the manner provided in this Section.

   8. Governing Law. This Agreement shall be construed in accordance with Tennessee law.

   9. Entire Agreement. This Agreement constitutes the entire agreement among the parties in respect of the transaction contemplated hereby and supersedes and prior agreements, arrangements and undertakings relating to the subject matter hereof. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement.

   10. Modification; Waiver. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement, and no waiver or any provision of or default under this Agreement shall affect the right of 21st Century or the Company thereafter to enforce any other provision or to exercise any right or remedy in this Agreement.

   11. Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns and other legal representatives. This Agreement and the rights and obligations hereunder shall not be assigned without the written consent of the parties hereto.

   12. Costs. Except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees and expenses of attorneys. Notwithstanding the terms of this Agreement, the costs for enforcing the terms of this Agreement as a result of either party failing to fulfill its obligations hereunder, including all costs and expenses of any attorneys, shall be paid by the party failing to perform its obligations.

   13. Independent Contractor. The parties expressly understand and agree that 21st Century is acting as an independent contractor unrelated to the Company. Nothing in this Agreement is intended to create a relationship, express or implied, of employer or employee or principal agent or partnership between 21st Century and the Company.

   14. Further Assurances. The parties to this Agreement hereby covenant and agree to execute and deliver, or cause to be executed and delivered, and to do or make, or cause to be done or made, upon reasonable requests, any and all instruments, papers, deeds or things, supplemental, confirmatory or otherwise, as may be reasonably required for the purpose of effecting the terms of this Agreement.

   15. Counterparts. This Agreement may be executed in any number of counterparts and each shall be considered an original and together they shall constitute one Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               21st CENTURY MORTGAGE CORPORATION


                               By:______________________________
                                  Tim Williams
                                  Title:  President



                               NOBILITY 21, LLC


                               By:_______________________________
                                  Richard B. Ray
                                  Title:  Secretary/Treasurer

                                                                    EXHIBIT A

                           SERVICE FEES SCHEDULE


   OUTSTANDING PRINCIPAL                     SERVICE FEE EXPRESSED AS A
   BALANCE OF CONTRACTS SERVICED             PERCENTAGE OF THE OUTSTANDING
   AS OF FIRST DAY OF EACH MONTH             PRINCIPAL BALANCE OF ALL
                                             CONTRACTS


   $        0.00 to $ 50,000,000                        1.50%
   $  50,000,000 to $100,000,000                        1.25%
   In excess of $100,000,000                            1.00%

                                                                    EXHIBIT C


                   MANUFACTURED/MODULAR HOME DEALER AGREEMENT

      THIS AGREEMENT made and entered into this day of _________________, 1997 between NOBILITY HOMES, INC., and all of its majority owned subsidiaries ("Dealer"), whose address is 3741 Southwest Seventh Street, Ocala, Florida 34474 and 21st CENTURY MORTGAGE CORPORATION ("Lender"), Post Office Box 477, Knoxville, Tennessee 37901. Lender and Dealer desire to enter into an Agreement whereby Lender will purchase retail installment contracts or other lien instruments (hereafter called "Contracts") covering new and used manufactured/modular homes (hereafter called "Property") sold by Dealer to its Customers, together with all of Dealer's right, title and interest in the Property, all insurance policies, guarantees and warranties in connection therewith, and all proceeds thereof.

      NOW, THEREFORE, in consideration of the premises contained herein Lender and Dealer agree as follows:

   1. Purchase Terms. The purchase by Lender of contracts shall be without recourse except as described below, or as specifically authorized by an officer of Dealer in regards to a specific Contract sold to Lender. Lender will be under no obligation to purchase any Contract from Dealer which Lender, in its sole discretion, determines to be unacceptable. Purchase price of each Contract acceptable to Lender shall be an amount equal to the unpaid balance of the amount financed less Lender's finance charges thereon as agreed upon (including but not limited to prepaid finance charges), and less any charges stated in each Contract for any insurance premiums. Upon purchase of a Contract from Dealer, all payments accrued from the date of Customer's execution of the Contract shall be paid to Lender and deemed fully earned; provided, however, such payments shall be paid to Lender only if such Contract has been funded within two (2) business days after the Lender has received a complete Contract with all related supporting documents.

         (a) Dealer will assign conventional contracts to Lender with repurchase until two payments have been paid by customer to Lender.

         (b) Dealer will assign FHA Contracts to Lender with repurchase until four payments have been paid by customer to Lender.

   2. Dealer Warranties. Dealer warranties as follows: The facts presented with each contract are true; the collateral shall be free and clear of all liens and encumbrances except that created by such contracts, the first and superior lien evidenced by such contracts will be assigned to Lender; all contracts will be genuine and all things it purports to be; Dealer has good title to the property and has the right to transfer title; the contract is not usurious; the property shall have been sold to Customer in a bona fide time sale transaction; that all parties have the legal capacity to contract; none of the parties are minors; that the documentation involved in any contract shall be legally sufficient and enforceable; the property shall have been properly delivered and accepted by Customer, Dealer has fulfilled all obligations to Customer; down payments shown on contracts will have been made in cash or its equivalent Lender approved trade-in value and no part of the down payment will have been directly or indirectly loaned by the Dealer to the Customer.

         Dealer agrees that in the event the Customer successfully asserts against Lender and receives a judgment in a court of law or similar judicial body for any claim, defense or counterclaim against payment of any amount owing under a Contract or in defense of repossession on the assertion, either oral or written, that the property is defective, not as represented by Dealer, or that Dealer refuses to honor any warranty or service agreement of Dealer or manufacturer, then Dealer agrees to repurchase the affected Contract for an amount equal to the sum of the unpaid balance of the amount financed under such Contract plus accrued but unpaid finance charges plus Lender's costs and expenses, including attorneys' fees incurred by Lender.

   3.    Dealer Default.  The following shall constitute Dealer default:
         Breach of any warranty contained herein, failure to perform any covenants contained herein, failure to perform any other obligation secured hereby when the same should be performed, filing of a petition by or against Dealer under the bankruptcy or like law; appointment of a receiver; or assignment for the benefit of creditors. Also, the insolvency or cessation of business by Dealer, or any surety or guarantor of Dealer's obligations, the reorganization or merger of Dealer, the occurrence of any sale or offer of sale by Dealer of all or a substantial part of Dealer's assets other than in the ordinary course of business.

   4. Dealer Obligation For Early Default. In the event of repossession of Property financed with a Contract before payment of two (2) monthly payments or before payment of four (4) bi-weekly payments on a conventional loan by obligor under the Contract or before four (4) monthly payments have been paid by obligor under an FHA insured Contract, Dealer will repurchase such Contract for the unpaid balance of the amount financed plus accrued but unpaid finance charges plus Lender's costs and expenses, including attorneys' fees incurred by Lender.

   5. Dealer's Obligation in Event of Repossession. If an event of default occurs under a Contract, the Dealer will, upon Lender's request, repossess the manufactured home and at the direction of Lender will refurbish the home. Dealer will resell the home from Dealer's place of business for a price to be determined by the Lender. Lender will reimburse Dealer for reasonable cost of repossession and refurbishing the home. Lender will pay a commission to Dealer in an amount agreed to between the parties, but in no event shall the commission rate exceed 10% of the resale price; provided, however, the Dealer will pay fifty percent (50%) of such commission to the sales person selling the repossessed home. Lender shall not be obligated to reimburse Dealer for the cost of repossession, refurbishing or for the sales commission if the Dealer is obligated to repurchase the Contract. If the Dealer is obligated to repurchase the Contract and the customer defaults on the Contract, the Dealer will pay to the Lender within thirty (30) days of Lender's request the loan payoff amount due on the defaulted Contract.

   6. Lender Authorization to Sign. Dealer authorizes Lender or its agent to sign and endorse Dealer's name upon checks or other forms of payment that may come into possession of Lender. Lender is authorized to sign Contracts, Certificates of Title, Manufacturer Statement of Origin and other documents necessary to carry out the intent of this Agreement. Lender may refinance, rewrite, extend, substitute Customers, or in any other manner deal with the customers and their contract without Dealer's consent and without affecting Dealer's obligations under this Agreement.

         Dealer agrees to cooperate in executing financing statements or other documents necessary to enable Lender to perfect its security interest in any such property. If Dealer fails to cooperate in executing financing statements presented by Lender for signature, Dealer hereby grants Lender an irrevocable power of attorney with all power to sign all such financing statements as attorney-in-fact in Dealer's name as debtor, if such signature is required under the applicable commercial laws.

   7. Additional Security Interest. Dealer hereby grants Lender a security interest in any Collection Fee Income, reserve account or other property rights established for Dealer's benefit prior to or subsequent to the date of this Agreement, whether such reserve, participation or other amounts earned by Dealer are considered to be an account, general intangible or other category of tangible or intangible personal property. Upon termination of this Agreement, such security interest shall continue until all of Dealer's obligations to Lender are satisfied.

   8. Assignment By Lender. Lender is authorized to assign their rights and obligations under this Agreement to others who would purchase contracts covered by this Agreement.

   9. Binding Effect. This Agreement shall be applicable to all contracts purchased after the date of this Agreement. It shall bind the parties and their respective heirs, successors, assigns and affiliate companies.

   10. Solicitation for Insurance. Lender has the right to sell casualty and life insurance coverage placed on Contracts or provide information to insurance companies for the purpose of sale or solicitation of coverage on those customers who have not purchased insurance through the Dealer or any affiliate of Dealer. This provision does not prohibit Dealer from soliciting customers for renewal of insurance coverage. Commissions received by Lender from insurance coverage placed on Contracts (as reasonably determined by Lender) shall be paid to Nobility 21, LLC or its successors and assigns.

   11. Payments To Employees. Lender will not pay anything of value directly or indirectly to an employee of the Dealer without written consent of Dealer.

      IN WITNESS WHEREOF the foregoing Agreement is hereby executed and sealed by the Parties this ____ day of_______________, 1997.


                       LENDER:

                       21st CENTURY MORTGAGE CORPORATION


                       By:______________________________
                            Richard B. Ray
                            Title:   Secretary



                       DEALER:

                       NOBILITY HOMES, INC.


                       By:______________________________
                            Thomas W. Trexler
                            Title:   Executive Vice President and
                                     Chief Financial Officer